Exhibit 10.3.11
Execution Version
CASH COLLATERAL ACCOUNT
SECURITY, PLEDGE AND ASSIGNMENT AGREEMENT
This CASH COLLATERAL ACCOUNT SECURITY, PLEDGE AND ASSIGNMENT AGREEMENT (this “Agreement”) is effective as of October 8, 2025, between KBS REIT PROPERTIES III, LLC, a Delaware limited liability company (“Pledgor”), BANK OF AMERICA, N.A., a national banking association, as Administrative Agent for the Lenders (as hereinafter defined) (in such capacity, “Administrative Agent” or “Secured Party”), and BANK OF AMERICA, N.A., a national banking association, as depository of the Prime Proceeds Account (defined below) (in such capacity, “Depository”);
RECITALS:
WHEREAS, KBSIII 60 South Sixth Street, LLC, a Delaware limited liability company (“RBC Plaza Borrower”), KBSIII Preston Commons, LLC, a Delaware limited liability company (“Preston Commons Borrower”), KBSIII Sterling Plaza, LLC, a Delaware limited liability company (“Sterling Plaza Borrower”), KBSIII Towers at Emeryville, LLC, a Delaware limited liability company (“Towers at Emeryville Borrower”), KBSIII Ten Almaden, LLC, a Delaware limited liability company (“Ten Almaden Borrower”), and KBSIII Legacy Town Center, LLC, a Delaware limited liability company (“Legacy Town Center Borrower”; RBC Plaza Borrower, Preston Commons Borrower, Sterling Plaza Borrower, Towers at Emeryville Borrower, Ten Almaden Borrower, and Legacy Town Center Borrower shall each be hereinafter referred to, individually, as a “Borrower” and, collectively, jointly and severally, as “Borrowers”), each of the lenders from time to time party thereto (each, a “Lender” and collectively, “Lenders”), and Administrative Agent are party to the Amended and Restated Loan Agreement dated as of November 3, 2021 (as amended, modified, supplemented, reaffirmed or restated from time to time, including pursuant to the Eighth Loan Modification Agreement effective as of February 6, 2025 (the “Eighth Modification”), the “Loan Agreement”);
WHEREAS, Pledgor is the holder of an account (together with any account with respect to an alternative custodial arrangement approved by Pledgee, the “Custodial Account”) maintained with DBS Bank Ltd. or DBS Nominees (Private) Limited (together with a custodian with respect to an alternative custodial arrangement approved by Pledgee, the “Custodian”) pursuant to a custody agreement with DBS Bank Ltd. and other documentation (collectively, together with any custody agreement and other documentation with respect to an alternative custodial arrangement approved by Pledgee, the “Entitlement Documentation”) under which Pledgor is entitled to exercise certain rights and has certain interests and other entitlements related to certain securities held in the Custodial Account, which include shares in Prime US REIT, a Singapore real estate investment trust (“Prime”), that are listed on the Singapore stock exchange as more fully described on Schedule 1 attached hereto (such entitlements related to such equity interests in Prime from time to time held in the Custodial Account or otherwise held, directly or indirectly, by Pledgor, together with all Additional Prime Shares (defined below), the “Prime Shares”);
WHEREAS, one or more subaccounts to the Custodial Account have been or may be established to hold the Identified Prime Shares (defined below);

WHEREAS, pursuant the Eighth Modification, Borrowers covenanted to use commercially reasonable efforts to cause the Pledged Equity Interests (as defined in the Loan Agreement) constituting security entitlements relating to Prime Shares (as defined in the Loan Agreement) to be subject to first priority and perfected liens in favor of Administrative Agent to secure the Obligations (as defined in the Loan Agreement);
WHEREAS, notwithstanding the fact that the Borrowers satisfied their obligations under the Eighth Modification with respect to the Prime US REIT Post-Closing Conditions, pursuant to the letter re: Collateral Arrangements regarding Prime US REIT units (the “Letter Agreement”) dated July 10, 2025, Pledgor and Borrowers agreed to continue to use commercially reasonable efforts to pursue the effectuation of alternative collateral arrangements reasonably acceptable to Pledgors and Administrative Agent (collectively, the “Alternative Collateral Arrangements”);
WHEREAS, in order to facilitate certain Alternative Collateral Arrangements and in full and final satisfaction of the obligations set forth in the Letter Agreement, Pledgor has agreed to establish the Prime Proceeds Account (defined below) and grant to Secured Party a first priority perfected security interest in the Collateral (defined below) upon the terms and subject to the conditions hereof.
NOW, THEREFORE, in consideration of the agreements and covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions. Unless the context otherwise requires, each capitalized term used but not defined in this Agreement has the meaning given to such term in the Loan Agreement, and the following terms have the following meanings:
“Additional Prime Shares” means all shares (or security entitlements related thereto) acquired by Pledgor after the Eighth Modification Date as a result of (a) any share split with respect to any Prime Shares, (b) any dividends with respect to any Prime Shares paid in shares, (c) the pro rata portion of any spin off of portions of the assets of Prime allocable to any Prime Shares, or (d) any shares issued in replacement of any Prime Shares upon any recapitalization, liquidation or dissolution of Prime.
“Claims” has the meaning set forth in Section 21(e).
“Collateral” has the meaning set forth in Section 2.
“Default” means
(a)the existence of any “Default” under and as defined in the Loan Agreement or any other Loan Document;
(b)any breach or default by Pledgor of any covenant or obligation under Section 3; or
(c)any breach or default by Pledgor of any representation, warranty, covenant or obligation under this Agreement (other than those expressly described in clause (b) of
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this definition), provided that if such breach or default is curable, the same shall not be a “Default” hereunder unless such breach or default continues uncured for a period of thirty (30) days after written notice from Secured Party to Pledgor.
“Dispute Parties” has the meaning set forth in Section 21(e).
“Excluded Property” means, collectively:
(a)all Net Sale Proceeds received from the disposition of any Excluded Prime Shares, any Additional Prime Shares with respect to or in replacement of Excluded Prime Shares, or the Equity Interests in Prime to which such security entitlements are related;
(b)the pro rata share of Liquidating Distributions allocable to the Excluded Prime Shares and any Additional Prime Shares with respect to or in replacement of Excluded Prime Shares, calculated by multiplying Liquidating Distributions by a ratio equal to the Excluded Prime Shares (including any Additional Prime Shares with respect to or in replacement of Excluded Prime Shares) divided by all Prime Shares; and
(c)the pro rata share of Other Proceeds allocable to the Excluded Prime Shares and any Additional Prime Shares with respect to or in replacement of Excluded Prime Shares, calculated by multiplying Other Proceeds by a ratio equal to the Excluded Prime Shares (including any Additional Prime Shares with respect to or in replacement of Excluded Prime Shares) divided by all Prime Shares.
“Excluded Prime Shares” shall have the meaning set forth in Section 5.10 of the Loan Agreement.
“Identified Prime Shares” means, from time to time, Prime Shares in an amount equal to the lesser of (a) a portion of the Prime Shares constituting 9.8% of all outstanding units in Prime as of the Eighth Modification Date plus all Additional Prime Shares with respect to Identified Prime Shares (but specifically excluding Additional Prime Shares with respect to Excluded Prime Shares) and (b) all Prime Shares other than the Excluded Prime Shares and Additional Prime Shares in replacement of Excluded Prime Shares.
“Liquidating Distributions” means distributions paid or payable to Pledgor in respect of the Prime Shares upon a liquidation of Prime.
“Other Proceeds” means all dividends, distributions (other than Liquidating Distributions), monies, fees, payments, compensations and proceeds with respect to the Prime Shares, the Equity Interests in Prime to which such security entitlements are related, and all Prime Receivables, including all “proceeds” as such term is defined in Article 9102 or Section 9-102 of the UCC, but excluding Liquidating Distributions and Net Sale Proceeds.
“Payment in Full” means, with respect to any applicable obligations in respect of indebtedness, the payment in full of such obligations and termination of any commitment for additional advances thereunder, other than contingent indemnification obligations not then due. “Paid in Full” and “Pay in Full” have meanings correlative thereto.
Cash Collateral Account Security, Pledge and Assignment Agreement

“Prime Proceeds” means, collectively:
(a)all Net Sale Proceeds received from the disposition of any Identified Prime Shares or the Equity Interests in Prime to which such security entitlements are related;
(b)the pro rata share of Liquidating Distributions allocable to the Identified Prime Shares, calculated by multiplying Liquidating Distributions by a ratio equal to the Identified Prime Shares divided by all Prime Shares; and
(c)the pro rata share of Other Proceeds allocable to the Identified Prime Shares, calculated by multiplying Other Proceeds by a ratio equal to the Identified Prime Shares divided by all Prime Shares, provided that, for the avoidance of doubt, Prime Proceeds shall not include any Excluded Property.
“Prime Proceeds Account” has the meaning set forth in Section 3(a).
“Prime Receivables” means all claims, rights or remedies of Pledgor against Prime or the Custodian with respect to any indebtedness, liabilities or obligations owing from Prime or the Custodian to Pledgor, solely to the extent attributable to the Prime Shares or the Equity Interests in Prime to which such security entitlements are related, whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, together with any and all modifications, extensions, renewals and/or substitutions thereof.
“Reimbursement Rights” has the meaning set forth in Section 20(f).
“Secured Obligations” means all of the following, whether now existing or hereafter incurred or arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, together with any and all modifications, extensions, renewals and/or substitutions of any of the following, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including interest that accrues after the commencement by or against any Borrower of any Insolvency Proceeding naming or in respect of any such Person as the debtor in such proceeding:
(a)the prompt performance and observance by Borrowers of all of their respective obligations to Secured Party or any of the Lenders, from time to time arising under any of the Loan Documents or this Agreement, including but not limited to the “Obligations” as defined in the Loan Agreement; and
(b)all other indebtedness, liabilities, obligations and expenses of any kind or nature owing from Pledgor to Secured Party or any of the Lenders under this Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of California.
Cash Collateral Account Security, Pledge and Assignment Agreement

2.Security for Obligations. To secure the full and punctual payment and performance of the Secured Obligations, Pledgor hereby pledges and grants to Secured Party, for the benefit of each of the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on and to all of Pledgor’s direct or indirect right, title and interest in and to the following property of Pledgor, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the “Collateral”):
(a)the Prime Proceeds Account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Prime Proceeds Account from time to time including, without limitation, all deposits or wire transfers made to the Prime Proceeds Account pursuant to Section 3(b) or Section 3(d);
(b)any and all other accounts of Pledgor at any other branch of Bank of America, N.A., whether domestic or foreign, into which funds are transferred or swept by Depository from the Prime Proceeds Account for temporary investment purposes for the payment of interest at any time (but only to the extent of such funds from the Prime Proceeds Account and only for such time as such funds are in such other accounts);
(c)all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and
(d)all proceeds, products, accessions, rents, profits, income, benefits, renewals, rollovers, substitutions and replacements for any or all of the Collateral described in paragraphs (a) through (c) above, provided that, the Collateral shall not include the Excluded Property.
Secured Party shall have with respect to the Collateral, in addition to the rights and remedies herein set forth, all of the rights and remedies available to a secured party under the UCC, as if such rights and remedies were fully set forth herein, as well as all other rights and remedies available at law or equity.
Notwithstanding anything to the contrary herein, the Collateral does not secure the obligations of Pledgor under any guaranty delivered by Pledgor to Secured Party pursuant to the Loan Agreement or other Loan Documents, and the application of any Collateral pursuant hereto to the Secured Obligations, shall not apply to or reduce the obligations of Pledgor under any such guaranty in any respect other than the respect, if any, in which any payment that is applied to the Secured Obligations from any source would reduce the obligations of Pledgor under any such guaranty.
3.Prime Proceeds Account.
(a)On or before the date hereof, there has been established in the name of Pledgor for the benefit of Secured Party, as secured party, an account at Depository entitled “KBS REIT III Properties, LLC”, Account Number: 1257124032 (the “Prime Proceeds Account”).
(b)Pledgor represents, warrants and covenants that:
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(i)Pledgor will direct the Custodian to deposit on behalf of the Pledgor all Prime Proceeds directly into the Prime Proceeds Account promptly after Pledgor’s receipt thereof, whether directly or into the Custodial Account (or any subaccount thereof);
(ii)there are no other accounts maintained by Pledgor or any Borrower for the collection of Prime Proceeds other than the Custodial Account into which Prime Proceeds are first received by Pledgor and from which Prime Proceeds are directly deposited into the Prime Proceeds Account;
(iii)until the Secured Obligations have been Paid in Full, neither Pledgor nor any Borrower shall open any other accounts for the collection of Prime Proceeds.
(c)Pledgor further agrees that:
(i)The Prime Proceeds Account shall be within the sole dominion and control of Secured Party, provided so long as no Default has occurred and is continuing and Depository has not received an Activation Notice (defined below), Depository shall comply with Pledgor’s instructions and directions with respect to the Prime Proceeds Account and shall honor any withdrawal, payment, transfer or other instructions originated by Pledgor concerning the disposition of any funds in the Prime Proceeds Account.
(ii)Upon the occurrence and during the continuance of a Default, Secured Party shall have the right at any time, with concurrent notice to Pledgor, to notify Depository that Depository is no longer permitted to comply with Pledgor’s instructions and directions with respect to the Prime Proceeds Account (such notice, the “Activation Notice”).
(iii)Upon the occurrence and during the continuance of a Default and Depository’s receipt of an Activation Notice in accordance with the terms hereof, Depository shall, without notice to Pledgor, comply solely with instructions by Secured Party regarding the Prime Proceeds Account and the disposition of the deposits therein, without further consent from Pledgor.
(iv)The Prime Pledge Account shall be subject to such applicable laws, and such applicable regulations of the Federal Reserve Board and of any other banking or governmental authority, as may now or hereafter be in effect.
(v)Funds held in the Prime Proceeds Account shall bear interest at the overnight interest rate of Bank of America, N.A. applicable thereto. Interest and other amounts earned on or received in respect of funds in the Prime Proceeds Account shall be periodically added to the principal amount of the Prime Proceeds Account, and shall be held, disbursed and applied in accordance with the provisions of this Agreement. All such earnings shall be reported by Pledgor for Federal and applicable state tax purposes.
(d)Pledgor hereby agrees that all Prime Proceeds deposited into the Prime Proceeds Account shall be held as additional Collateral for the Secured Obligations until such time as the Prime Proceeds are applied in accordance with the terms of the Loan Documents. If Pledgor or any Borrower for any reason receives any Prime Proceeds (including in the event any distribution is paid to a Pledgor in violation of the provisions
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of this Agreement), Pledgor or such Borrower shall, upon becoming aware of its receipt of such Prime Proceeds, immediately deposit such Prime Proceeds into the Prime Proceeds Account. Until so deposited, any such Prime Proceeds held by Pledgor or such Borrower shall be deemed to be Collateral and shall be held in trust by it for the benefit, and as the property, of Secured Party.
(e)If Secured Party for any reason receives any Excluded Property (including in the event any distribution is paid directly to the Secured Party for any reason), Secured Party shall, upon becoming aware of its receipt of such Excluded Property, immediately deposit such Excluded Property into the Prime Proceeds Account or such other account as may be directed to Secured Party in writing by Pledgor. Until so deposited, any such Excluded Property held or received by Secured Party shall be held in trust by it for the benefit, and as the property, of the Pledgor.
(f)Pledgor shall (i) take any action that Borrowers are obligated under the Loan Agreement to cause Pledgor to take, (ii) not take any action that Borrowers are prohibited under the Loan Agreement from causing, permitting or suffering Pledgor to take, and (iii) not hold or permit the Custodian to hold the Prime Shares or the Equity Interests in Prime to which such security entitlements are related other than in the Custodial Account pursuant to the Entitlement Documents.
4.Financing Statement; Further Assurances.
(a)Pledgor shall, at its own cost and expense, (i) defend title to the Collateral and the first priority lien and security interest of Secured Party therein against the claim of any person claiming against or through Pledgor and (ii) maintain and preserve such perfected first priority security interest, in each case for so long as this Agreement shall remain in effect.
(b)Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, Pledgor shall promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary and that Secured Party may reasonably request in writing, in order to perfect and protect any security interest granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.
(c)Pledgor shall not, without providing at least 30 days’ prior written notice to Secured Party, change its legal name, identity, type of organization, jurisdiction of organization, corporate structure, location of its chief executive office or its principal place of business or its organizational identification number. Pledgor shall, prior to any change described in the preceding sentence, take all actions reasonably requested by Secured Party to maintain the perfection and priority of Secured Party’s security interest in the Collateral.
(d)Pledgor hereby authorizes Secured Party to file at any time and from time to time any financing statements describing the Collateral, and Pledgor shall execute and deliver to Secured Party, and Pledgor hereby authorizes Secured Party to file (with or without any Pledgor’s signature), at any time and from time to time, all amendments to financing statements, assignments, continuation financing statements, termination
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statements, and other documents and instruments, in form reasonably satisfactory to Secured Party, as Secured Party may reasonably request, to effect a transfer of a perfected first priority security interest in and pledge of the Collateral to Secured Party pursuant to the UCC and to continue perfected, maintain the priority of or provide notice of the security interest of Secured Party in the Collateral and to accomplish the purposes of this Agreement. Pledgor shall cooperate with Secured Party in obtaining control (as defined in the UCC) of Collateral consisting of investment property. Pledgor shall join with Secured Party in notifying any third party who has possession of any Collateral of Secured Party’s security interest therein and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party.
(e)Pledgor shall comply with all laws, regulations and ordinances relating in a material way to the possession, maintenance and control of the Collateral.
5.Reserved.
6.Representations and Warranties. Pledgor represents and warrants as follows:
(a)to the best of its knowledge, the Prime Shares have been duly authorized and validly issued and are subject to no options to purchase or similar rights;
(b)Pledgor is the sole, direct, legal record and beneficial owner of, and has good and marketable title to, the Prime Shares, free and clear of any Lien except Permitted Liens;
(c)the pledge of the Collateral pursuant to this Agreement, together with the filing of appropriate UCC financing statements, creates a valid and perfected first priority security interest in the Collateral, securing the payment and performance when due of the Secured Obligations;
(d)Pledgor has full power, authority and legal right to pledge the Collateral pursuant to this Agreement;
(e)this Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law);
(f)other than such authorizations, approvals or other actions that have been made or obtained, no authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other entity is required for the pledge by Pledgor of the Collateral pursuant to this Agreement or for the execution and delivery of the this Agreement by Pledgor or the performance by Pledgor of its obligations hereunder;
(g)the execution and delivery of this Agreement by Pledgor and the performance by Pledgor of its obligations hereunder, (i) shall not contravene Pledgor’s
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organizational documents or any law binding on or affecting Pledgor and (ii) do not violate or result in a default under any material contract of Pledgor;
(h)Pledgor’s legal name, identity, type of organization, jurisdiction of organization, location of its chief executive office or its principal place of business and its organizational identification number are set forth on Schedule 2, and this information is accurate and complete and there has been no change in any such information as of the date thereof;
(i)Pledgor is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;
(j)the exercise by Secured Party of its rights and remedies hereunder shall not violate any applicable laws or governmental regulation or any material contract binding on or affecting Pledgor, the Prime Shares or any of the Collateral; and
(k)no control agreements exist with respect to any Collateral other than control agreements in favor of Secured Party.
7.Secured Party Appointed Attorney-in-Fact. Pledgor hereby appoints Secured Party as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time during the continuance of a Default in Secured Party’s discretion to take any action and to execute any instrument which Secured Party may reasonably deem necessary to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same (but Secured Party shall not be obligated to and shall have no liability to Pledgor or any third party for failure to do so or take action). Such appointment, being coupled with an interest, shall be irrevocable. Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.
8.Secured Party’s Right to Perform Pledgor’s Obligations. If Pledgor fails to perform any obligation contained in this Agreement, Secured Party may itself perform, or cause performance of, such obligation, and the reasonable expenses of Secured Party incurred in connection therewith shall be payable by Pledgor; provided that Secured Party shall not be required to perform or discharge any obligation of Pledgor.
9.Reasonable Care. Secured Party shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by Secured Party of any of the rights and remedies hereunder, shall relieve Pledgor from the
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performance of any obligation on Pledgor’s part to be performed or observed in respect of any of the Collateral.
10.Remedies. If any Default shall have occurred and be continuing, Secured Party may:
(a)at any time, without notice to Pledgor, deposit any funds in the Prime Proceeds Account, but only to the extent such funds constitute Collateral, into an account designated by Secured Party and apply such funds in whole or in part to the payment of expenses incurred by Secured Party in any way relating to the Collateral or the rights of Secured Party hereunder or any other expenses due in accordance with the Loan Agreement, including reasonable and documented out-of-pocket attorneys’ fees, and the balance of such funds to the extent constituting Collateral may be applied or set off against all or any part of the Secured Obligations in such order as Secured Party may elect;
(b)in Secured Party’s sole discretion, at any time and from time to time, exercise any and all rights and remedies available to it under this Agreement and/or as a secured party under the UCC or otherwise under applicable law;
(c)demand, collect, take possession of, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral (or any portion thereof) as Secured Party may determine in its sole discretion; and
(d)exercise such other remedies as Secured Party and/or the Lenders may have at law or in equity.
Pledgor hereby expressly waives, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind in connection with this Agreement or the Collateral. Pledgor acknowledges and agrees that ten (10) Business Days’ prior written notice of the time and place of any public sale of the Collateral or any other intended disposition thereof shall be commercially reasonable and sufficient notice to Pledgor within the meaning of the UCC or otherwise under applicable law.
Any surplus of funds from the Prime Proceeds Account held by Secured Party and remaining after Payment in Full of the Secured Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus. Pledgor shall remain liable for any deficiency if such funds are insufficient to pay the Secured Obligations and the fees and other reasonable charges of any attorneys employed by Secured Party to collect such deficiency.
11.Real Property Waivers.
(a)Pledgor waives all rights and defenses described in California Civil Code Section 2856(a), including the following: (i) rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Pledgor or by reason of California Civil Code Sections 2787 to 2855, inclusive, 2899 and 3433, (ii) any rights or defenses Pledgor may have in respect of its obligations as a guarantor or other surety by reason of any election of remedies by Secured Party, and
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(iii) any rights or defenses Pledgor may have because the Secured Obligations are secured by real property or an estate for years.
(b)Pledgor waives all rights or defenses that are based upon, directly or indirectly, the application of Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure to the Secured Obligations.
(c)Pledgor waives all rights and defenses that Pledgor may have because any Borrower’s debt is secured by real property. This means, among other things, that Secured Party may collect from Pledgor without first foreclosing on any real or personal property collateral pledged by any Borrower. Furthermore, if Secured Party forecloses on any real property collateral pledged by any Borrower:
(i)The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.
(ii)Secured Party may collect from Pledgor even if Secured Party, by foreclosing on the real property collateral, has destroyed any right Pledgor may have to collect from any Borrower.
(iii)This is an unconditional and irrevocable waiver of any rights and defenses Pledgor may have because any Borrower’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.
(d)Pledgor waives all rights and defenses arising out of an election of remedies by Secured Party, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Pledgor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.
(e)Before signing this Agreement, Pledgor investigated the financial condition and business operations of each Borrower and such other matters as Pledgor deemed appropriate to assure itself of each Borrower’s ability to discharge its obligations under the Loan Documents. Pledgor assumes full responsibility for that due diligence, as well as for keeping informed of all matters which may affect any Borrower’s ability to pay and perform its obligations to Secured Party and the Lenders. Secured Party has no duty to disclose to Pledgor any information that Secured Party may have or receive about any Borrower’s financial condition or business operations or any other circumstances bearing on any Borrower’s ability to perform.
12.No Waiver and Cumulative Remedies. Secured Party shall not by any act (except by a written instrument pursuant to Section 17), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or any event which, with the passage of time or the giving of notice, or both, shall constitute a Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or set forth in any other Loan Document.
Cash Collateral Account Security, Pledge and Assignment Agreement

13.Security Interest Absolute. All rights of Secured Party and Liens hereunder, and all Secured Obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of: (a) any illegality or lack of validity or enforceability of any Secured Obligation or any related agreement or instrument; (b) any change in the time, place or manner of payment of, or in any other term of, the Secured Obligations, or any rescission, waiver, amendment or other modification of the Loan Documents, including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise; (c) any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Secured Obligations; (d) any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Secured Obligations; (e) any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations; (f) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, Pledgor against Secured Party; or (g) any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Loan or any existence of or reliance on any representation by Secured Party that might vary the risk of Pledgor or otherwise operate as a defense available to, or a legal or equitable discharge of, Pledgor or any other grantor, guarantor or surety. Without limiting the foregoing, if and to the extent applicable, Pledgor waives (i) any rights, defenses and benefits that may be derived from Sections 2787 to 2855, inclusive, of the California Civil Code or comparable provisions of the laws of any other jurisdiction, and (ii) all other suretyship defenses Pledgor would otherwise have under the laws of California.
14.Expenses. The Collateral shall secure, and Pledgor shall pay to Secured Party and/or Secured Party’s counsel upon written notice from Secured Party, from time to time, all reasonable and documented out-of-pocket costs and expenses (including, but not limited to, reasonable and documented out-of-pocket attorneys’ fees and disbursements, and transfer, recording and filing fees, taxes and other charges) actually incurred for the creation or perfection of any lien or security interest granted or intended to be granted hereby, collection of or realization on the Collateral, or relating to the enforcement, protection or preservation of the rights or remedies of the Secured Party under the Loan Agreement, this Agreement or the other Loan Documents.
15.Liability of Secured Party.
(a)Secured Party, in Secured Party’s capacity as secured party hereunder, shall be responsible for the performance only of such duties as are specifically set forth in this Agreement, and no duty shall be implied from any provision hereof. Secured Party shall not be required to take any discretionary actions hereunder. Secured Party shall take action hereunder at the written direction of Pledgor (but only where specifically permitted hereunder), it being understood and agreed that Secured Party’s duties hereunder shall be wholly ministerial in nature. In connection with any action which Pledgor is permitted under this Agreement to direct Secured Party to take, if Secured Party reasonably believes that the same is contrary to the provisions of the Loan Agreement or this Agreement, Secured Party shall advise Pledgor thereof accordingly in writing, and thereafter shall have no liability to Pledgor (or to any other person) for not following any directions of Pledgor, except in the case of Secured Party’s fraud, gross negligence or willful misconduct. Secured Party shall not be under any obligation or duty (i) to perform any act which, in Secured Party’s sole judgment, could involve any liability or any expense for which it will not
Cash Collateral Account Security, Pledge and Assignment Agreement

be reimbursed or (ii) to institute or defend any suit in respect hereof, or to advance any of its own monies.
(b)Secured Party shall be protected in acting upon any notice, resolution, request, consent, order, certificate, representation, report, opinion, bond or other paper, document or signature reasonably believed by Secured Party to be genuine, and Secured Party may assume that any purported officer of Pledgor purporting to give any of the foregoing in connection with the provisions hereof has been duly authorized to do so. Secured Party may require such written certifications or directions from Pledgor as it deems necessary or appropriate before taking any action hereunder. Secured Party may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith. Except as expressly set forth herein, Secured Party shall not be responsible for monitoring Pledgor’s compliance with Pledgor’s obligations under this Agreement or Pledgor’s breach of any of its obligations under this Agreement.
16.Continuing Security Interest; Further Actions. This Agreement shall create a continuing first priority lien and security interest in the Collateral and shall (a) subject to Section 18, remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon Pledgor and its successors and assigns, and (c) inure to the benefit of Secured Party and its successors, transferees and assigns; provided that Pledgor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of Secured Party, in its sole discretion. This Agreement shall also constitute a security agreement as that term is used in the UCC; provided that to the extent that the UCC is used to define any term herein or in any other Loan Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than California, then, as to the matter in question, the Uniform Commercial Code in effect in that state.
17.Amendments. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by Pledgor therefrom shall be effective unless the same shall be in writing and signed by Secured Party and Pledgor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.
18.Termination; Release. On the date on which all Secured Obligations have been Paid in Full, Secured Party will, at the request and sole expense of Pledgor, (a) duly assign, transfer and deliver to or at the direction of Pledgor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession or under the control of Secured Party, and (b) execute and deliver to Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement and the liens and security interests created by this Agreement.
19.Notices. All notices and other communications provided for in this Agreement shall be in writing, addressed to the other parties as set forth in Schedule 3 hereto (or to such other address or person as either party or person entitled to notice may by notice to the other party specify), and shall be: (a) personally delivered; (b) delivered by Federal Express or other
Cash Collateral Account Security, Pledge and Assignment Agreement

comparable overnight delivery service; or (c) transmitted by U.S. certified mail, return receipt requested with postage prepaid. Unless otherwise specified, all notices and other communications shall be deemed to have been duly given on the first to occur of actual receipt of the same or: (i) the date of delivery if personally delivered; (ii) one (1) Business Day after depositing the same with the delivery service if by overnight delivery service; and (iii) three (3) days following posting if transmitted by mail.
20.Pledgor’s Waivers.
(a)Pledgor agrees its liability hereunder is independent of the obligations of Borrowers, and that Secured Party may bring an action against Pledgor pursuant to this Agreement, whether or not an action is brought against the Borrowers or any of them.
(b)Pledgor agrees that any release which may be given by Secured Party or any Lender to a Borrower shall not release Pledgor from its obligations under this Agreement.
(c)Pledgor waives any right to assert against Secured Party or any Lender any defense, setoff, counterclaim or claim that Pledgor may have against any Borrower for the obligations of Pledgor under this Agreement.
(d)Pledgor agrees that it is solely responsible for keeping itself informed as to the financial condition of the Borrowers and of all circumstances which bear upon the risk of nonpayment. Pledgor waives any right it may have to require Secured Party or any Lender to disclose to Pledgor any information that Secured Party or any Lender may now or hereafter acquire concerning the financial condition of the Borrowers.
(e)Pledgor waives all rights to notices of default or nonperformance by the Borrowers. Pledgor further waives all rights to notices of the existence or the creation of new indebtedness by any of the Borrowers.
(f)Pledgor hereby waives, to the extent permitted by applicable law: (i) all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement or contribution from any of the Borrowers or any other party for any recovery by Secured Party against Pledgor, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise (collectively, “Reimbursement Rights”), (ii) all rights to enforce any remedy that Secured Party or any Lender may have against any Borrower, and (iii) all rights to participate in any security now or later to be held by Secured Party or any Lender for the Secured Obligations. To the extent Pledgor’s waiver of Reimbursement Rights is found by a court of competent jurisdiction to be void or voidable for any reason, any Reimbursement Rights Pledgor may have against any Borrower or any collateral or security shall be junior and subordinate to any rights Secured Party or any Lender may have against Pledgor and to all right, title and interest Secured Party or any Lender may have in any such collateral or security. If any amount should be paid to Pledgor on account of any Reimbursement Rights at any time when any of the Secured Obligations have not been Paid in Full, such amount shall be held in trust for Secured Party and shall immediately be paid over to Secured Party to be credited and applied against the Secured Obligations, whether matured or unmatured,
Cash Collateral Account Security, Pledge and Assignment Agreement

in accordance with the terms of this Agreement. The covenants and waivers of Pledgor set forth in this Section 20(f) shall be effective until all of the Secured Obligations have been Paid in Full and are made solely for the benefit of Secured Party and the Lenders.
(g)Until all obligations of the Pledgors under this Agreement have been Paid in Full, Pledgor waives any right of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), including any claim or right of subrogation under the Title 11 of the United States Code, as in effect from time to time, or under any successor statute, that Pledgor may now or hereafter have against any of the Borrowers with respect to the Secured Obligations. Pledgor waives any right to enforce any remedy which Secured Party or any Lender now has or may hereafter have against any Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Secured Party or any Lender.
(h)Pledgor hereby waives any election of remedies by Secured Party or any Lender that impairs any subrogation or other right of Pledgor to proceed against any of the Borrowers or other Person, including any loss of rights resulting from any applicable antideficiency laws relating to foreclosures of Entitlements or other laws limiting, qualifying or discharging obligations or remedies.
21.Miscellaneous.
(a)Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
(b)Counterparts; Integration; Effectiveness. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement and the other Loan Documents to which Pledgor is a party constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
(c)Governing Law; Jurisdiction; Etc. This Agreement, the rights and obligations of the parties hereunder and the interpretation hereof shall be governed by, and construed in accordance with, the laws of the State of California (including, without limitation, the applicable provisions of the UCC).
(d)Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, PLEDGOR, SECURED PARTY, AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
Cash Collateral Account Security, Pledge and Assignment Agreement

(e)Judicial Reference. If any controversy or claim, whether arising in contract or tort or by statute, that arises out of or relates to this Agreement, including any modifications hereof (collectively, “Claims”), regardless of whether based on federal, state, or local law, statute, ordinance, regulation, contract, common law, or any other source, and regardless of whether foreseen or unforeseen, suspected or unsuspected, or fixed or contingent at the time of this Agreement, including but not limited to Claims that arise out of or relate to: (x) this Agreement (including any renewals, extensions, or modifications); or (y) any document related to this Agreement, is brought, moved or remanded in or to a California state court proceeding, then such Claim shall be resolved by a general reference to a single referee as provided in California Code of Civil Procedure Section 638. The referee shall be a retired Judge or Justice of the California state court system. The referee shall be selected by mutual written agreement of the parties to such Claim (collectively, the “Dispute Parties”). If the Dispute Parties do not agree, the referee shall be selected by the Presiding Judge of the Superior Court of Orange County, California (or his or her representative) as provided in California Code of Civil Procedure Section 640. The referee shall hear and determine all issues relating to the Claim, whether of fact or of law, and shall do so in accordance with the laws of the State of California, and shall report a statement of decision. The referee shall be empowered to enter equitable as well as legal relief, provide all temporary or provisional remedies, enter equitable and legal orders that will be binding on the Dispute Parties, and rule on any motion which would be authorized in court litigation, including motions to dismiss, for summary judgment, or for summary adjudication. For the avoidance of doubt, (i) the proceeding before the referee shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings, (ii) the Dispute Parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings, and (iii) the referee shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The referee shall award legal fees and costs (including the fees of the referee) relating to the judicial reference proceeding, and to any related litigation or arbitration, in accordance with the terms of this Agreement. The award that results from the decision of the referee shall be entered as a judgment in the court that appointed the referee, in accordance with the provisions of California Code of Civil Procedure Sections 644(a). Pursuant to California Code of Civil Procedure Sections 645, the Dispute Parties reserve the right to seek appellate review of any judgment or order, including but not limited to, orders pertaining to class certification, to the same extent permitted in a court of law.
(f)Subordination. Pledgor agrees the Secured Obligations, whether now existing or hereafter created, shall be superior to any indebtedness or claim that Pledgor may now have or hereafter acquire against any Borrower, whether or not such Borrower becomes insolvent. Pledgor hereby expressly subordinates any indebtedness or claim Pledgor may have against any Borrower, upon any account whatsoever, to any claim that Secured Party may now or hereafter have against such Borrower. In the event of insolvency and consequent liquidation of the assets of any Borrower, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of such Borrower applicable to the payment of the claims of both Secured Party and Pledgor shall be paid to Secured Party and shall be first applied by Secured Party to the Secured
Cash Collateral Account Security, Pledge and Assignment Agreement

Obligations. Pledgor hereby assigns to Secured Party all claims that it may have or acquire against any Borrower or against any assignee or trustee in bankruptcy of any Borrower; provided, however, that such assignment shall be effective only for the purpose of assuring to Secured Party full payment in legal tender of the Secured Obligations. If Secured Party so requests, any notes or credit agreements now or hereafter evidencing any debts or obligations of any Borrower to Pledgor shall be marked with a legend that the same are subject to this Agreement and shall be delivered to Secured Party. Pledgor agrees, and Secured Party is hereby authorized, in the name of Pledgor, from time to time, to file financing statements and continuation statements and to execute documents and to take such other actions as Secured Party deems necessary or appropriate to perfect, preserve and enforce its rights under this Agreement.
(g)Loan Document. This Agreement constitutes a Loan Document under and as defined in the Loan Agreement.
(h)Survival. All representations and warranties of Pledgor hereunder shall survive the execution and delivery of this Agreement and any joinder agreement.
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Cash Collateral Account Security, Pledge and Assignment Agreement

The parties have executed this Agreement as of the date set forth in the introductory paragraph.
PLEDGOR:
KBS REIT PROPERTIES III, LLC, a Delaware
limited liability company
By:    KBS LIMITED PARTNERSHIP III, a
Delaware limited partnership, its sole
member
BY:    KBS REAL ESTATE INVESTMENT
TRUST III, INC., a Maryland corporation
By:    /s/ Charles J. Schreiber, Jr.
Name:    Charles J. Schreiber, Jr.
Title:    Chief Executive Officer
[signatures continue on following page]
Signature Page to
Cash Collateral Account Security, Pledge and Assignment Agreement

SECURED PARTY:
BANK OF AMERICA, N.A., a national
banking association, as Administrative Agent
By:    /s/ Paul Kim
Name:    Paul Kim
Title:    Senior Vice President
[signatures continue on following page]
Signature Page to
Cash Collateral Account Security, Pledge and Assignment Agreement

DEPOSITORY:
BANK OF AMERICA, N.A., a national
banking association
By:    /s/ Paul Kim
Name:    Paul Kim
Title:    Senior Vice President
Signature Page to
Cash Collateral Account Security, Pledge and Assignment Agreement

Schedule 1
ENTITLEMENT SCHEDULE
As of Eighth Modification Date

Number of Prime Shares (All Units in Prime US REIT Owned by Pledgor)	Number of Identified Prime Shares
237,426,088	128,209,399
Schedule 1 to
Cash Collateral Account Security, Pledge and Assignment Agreement

Schedule 2
PLEDGOR INFORMATION

Pledgor Name	Type of Entity	Jurisdiction of Organization	Chief Executive Office/ Principal Place of Business	Organizational Identification Number
KBS REIT Properties III, LLC	limited liability company	Delaware	800 Newport Center Drive, Suite 700, Newport Beach, California 92660	4986779
Schedule 2 to
Cash Collateral Account Security, Pledge and Assignment Agreement

Schedule 3
NOTICE ADDRESSES

If to Pledgor:
c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, CA 92660
Attention: Robert Durand; Jeff Waldvogel; Stacie Yamane; Pamela
Azanza-Rogalski
Email: rdurand@kbs.com: jwaldvogel@kbs.com; syamane@kbs.com;
pazanza-rogalski@kbs.com

with copies (which shall not constitute notice) to:

DLA Piper LLP (US) 2000 Avenue of the Stars, Suite 400 North Tower, Los Angeles, CA 90067-4704 Attention: Robert Klyman Email: Robert.klyman@.us.dlapiper.com

DLA Piper LLP (US) 51 John F. Kennedy Parkway, Suite 120 Short Hills, NJ 07078-2704 Attention: Kira Mineroff, Esq. Email: kira.mineroff@us.dlapiper.com

If to Secured Party:	Bank of America, N.A. 520 Newport Center Drive, Suite 1100 Newport Beach, California 92660 Attention: Paul S. Kim, Senior Vice President Email: paul.s.kim@bofa.com with copies (which shall not constitute notice) to:

Morrison & Foerster LLP 707 Wilshire Boulevard, Suite 6000 Los Angeles, CA 90017 Attention: Thomas R. Fileti, Esq. Email: tfileti@mofo.com
Schedule 3 to
Cash Collateral Account Security, Pledge and Assignment Agreement